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                                                                    Exhibit 23.5

                    CONSENT OF INDEPENDENT PUBLIC ACCOUNTANT

As independent public accountants, we hereby consent to the incorporation by reference in this Form S-8 of our report dated February 14, 2001 on the financial statements of eshare communications, Inc. incorporated by reference in divine, inc.'s Form 8-K filed on October 29, 2001 which incorporates by reference the Joint Proxy Statement/Prospectus included in divine, inc.'s Registration Statement File No. 333-66488. It should be noted that we have not audited any financial statements of the company subsequent to December 31, 2000 or performed any audit procedures subsequent to the date of our report.

/s/ ARTHUR ANDERSEN LLP

ARTHUR ANDERSEN LLP
November 27, 2001
Atlanta, Georgia